Exhibit 99

RPC, Inc. Authorizes Expansion of Stock Buyback Program

ATLANTA, February 12, 2018 - RPC, Inc. (NYSE: RES) announced today that its Board of Directors approved an increase of 10.0 million shares to its stock buyback program. This authorization is part of a broader capital allocation framework to deliver value to shareholders by returning excess cash to shareholders through share repurchases and dividends. The Company’s stock buyback program does not have a predetermined expiration date.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. RPC’s investor website can be found at www.rpc.net.

For information about RPC, Inc., please contact:

Ben Palmer

Chief Financial Officer

(404) 321-2140

irdept@rpc.net

Jim Landers

Vice President, Corporate Finance

(404) 321-2162

jlanders@rpc.net